EXHIBIT 4.2

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                    COMMON STOCK PURCHASE WARRANT PROVISIONS













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                                TABLE OF CONTENTS


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
ARTICLE I
  WARRANT CERTIFICATES .............................................................       3
  Section 1.1     Form of Warrant Certificates .......................................     3
  Section 1.2     Execution of Warrant Certificates ..................................     3
  Section 1.3     Registration of Warrant Certificates ...............................     3
  Section 1.4     Exchange and Transfer of Warrant Certificates ......................     3
  Section 1.5     Lost, Stolen, Mutilated or Destroyed Warrant Certificates ..........     4
  Section 1.6     Cancellation of Warrant Certificates ...............................     4

ARTICLE II
  WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS ..................................       4
  Section 2.1     Exercise Price .....................................................     4
  Section 2.2     Reservation of Common Stock ........................................     4
  Section 2.3     Exercise of Warrants ...............................................     4
  Section 2.4     Issuance of Common Stock ...........................................     4
  Section 2.5     Certificates for Unexercised Warrants ..............................     5
  Section 2.6     Registration of Warrant Shares .....................................     5
  Section 2.7     No Impairment ......................................................     5

ARTICLE III
  ADJUSTMENTS AND NOTICE PROVISIONS ................................................       5
  Section 3.1     Adjustment of Exercise Price .......................................     5
  Section 3.2     No Adjustments to Exercise Price ...................................     7
  Section 3.3     Adjustment of Number of Shares .....................................     7
  Section 3.4     Reorganizations ....................................................     7
  Section 3.5     Notice of Certain Actions ..........................................     8
  Section 3.6     Certificate of Adjustments .........................................     8
  Section 3.7     Warrant Certificate Amendments .....................................     8
  Section 3.8     Fractional Shares ..................................................     8
  Section 3.9     Liquidating Dividends ..............................................     8

ARTICLE IV
  MISCELLANEOUS ....................................................................       9
  Section 4.1     Changes to Agreement ...............................................     9
  Section 4.2     Assignment .........................................................     9
  Section 4.3     Successor to Company ...............................................     9
  Section 4.4     Notices ............................................................     9
  Section 4.5     Defects in Notice ..................................................     9
  Section 4.6     Governing Law ......................................................     9
  Section 4.7     Standing ...........................................................    10
  Section 4.8     Headings ...........................................................    10
  Section 4.9     Counterparts .......................................................    10
  Section 4.10    Availability of the Agreement ......................................    10
  Section 4.11    Entire Agreement ...................................................    10

Exhibit A--Form of Common Stock Purchase Warrant Certificate .......................      11
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                             T CELL SCIENCES, INC.

     THESE COMMON STOCK PURCHASE WARRANT PROVISIONS (this "Agreement"), relate to certain Warrants (as defined below) to be issued by T Cell Sciences, Inc., a corporation organized under the laws of Delaware (the "Company"), pursuant to the Merger Agreement (as defined below).


                             W I T N E S S E T H:

     WHEREAS, the Company and Virus Research Institute, Inc., a corporation organized under the laws of Delaware ("VRI"), have entered into an Agreement and Plan of Merger dated as of May 12, 1998 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of the Company will merge with and into VRI, with VRI as the surviving entity; and

     WHEREAS, the Merger Agreement provides that the Company will issue to the stockholders of VRI shares of the Company's common stock, par value $.001 per share ("Common Stock"), and warrants (each, a "Warrant", and collectively, the "Warrants") to purchase shares of Common Stock (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares") as consideration, subject to the terms and conditions of the Merger Agreement and this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                             WARRANT CERTIFICATES

     Section 1.1 Form of Warrant Certificates. The warrant certificates representing the Warrants issued under this Agreement (the "Warrant Certificates") shall be issued in registered form only and, together with the form of the election to purchase (the "Election to Purchase") and assignment to be attached thereto, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section 1.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President and Chief Executive Officer and attested to by its Treasurer, either manually or by facsimile signature printed thereon. In the event that any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company either before or after delivery of such Warrant Certificates by the Company, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     Section 1.3 Registration of Warrant Certificates. The Company shall number and register the Warrant Certificates in a warrant register maintained by the Company. The Company may deem and treat the registered holder(s) of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof for all purposes.

     Section 1.4 Exchange and Transfer of Warrant Certificates. The Warrants (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by law or by this Agreement and shall be transferable only in accordance with the terms of this Agreement.

     The Company shall from time to time register the transfer of any outstanding Warrant Certificates in the warrant register upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, the Company shall issue as promptly as practicable and in any event within three (3) business days after receipt of such notice of transfer a new Warrant Certificate to the transferee(s).


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     Warrant Certificates and all rights thereunder may be exchanged, in whole or in part, at the option of the Holder(s) thereof when surrendered to the Company at the address set forth in Section 4.5 hereof for another Warrant Certificate or Warrant Certificates of like tenor and representing the right to purchase in the aggregate a like number of Warrant Shares; provided that the Company shall not be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new Warrant Certificates, including, without limitation, any transfer or stamp taxes.

     Section 1.5 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of such mutilated Warrant Certificate, or in lieu of or in substitution for such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing the right to purchase an equivalent number of Warrant Shares. If required by the Company, the Holder of the lost, stolen or destroyed Warrant Certificate must agree to indemnify and protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 1.6 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.5 with respect to the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 1.4 with respect to an exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Company.


                                  ARTICLE II
                WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1 Exercise Price. Each Warrant Certificate shall, when duly issued by the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Warrant Shares evidenced thereby at a purchase price of Six Dollars and no/cents ($6.00) per share (the "Exercise Price") or such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full in accordance with Section 2.3, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2 Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. If the Common Stock is listed on any national securities exchange or quoted on Nasdaq at the time of any issuance of Warrant Shares, then such maximum number of shares of Common Stock shall be approved for listing or quotation, the case may be, subject to notice of issuance if applicable.


     Section 2.3 Exercise of Warrants.

       (a) Procedure. The Warrants may be exercised prior to the Expiration Date (as hereinafter defined) at the Exercise Price at any time following the date hereof. The Warrants shall expire at 5:00 p.m., New York City time, on August 21, 2003 (the "Expiration Date"). The Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its address set forth in Section 4.5, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Warrant Share in respect of which such Warrants are being exercised. Such Exercise Price shall be paid in full by cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased.

     Section 2.4 Issuance of Common Stock. As promptly as practicable after the Date of Exercise of any Warrants and in any event within three (3) business days after receipt of the Election to Purchase, the Company


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shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of non-fractional Warrant Shares (the "Common Stock Certificate"), registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional Warrant Shares exercised as provided in Section 3.9. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such Common Stock Certificate is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such Common Stock Certificate. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new Common Stock Certificates, including, without limitation, any transfer or stamp taxes. Upon exercise of the Warrant, the Holder shall also receive, in addition to the Warrant Shares, the associated rights to purchase shares of the Company's Class C-1 Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock Rights"), pursuant to the Rights Agreement dated November 10, 1994 between the Company and State Street Bank and Trust Company, as Rights Agent, if then in effect.

     Section 2.5 Certificates for Unexercised Warrants. In the event that, prior to the Expiration Date, a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise a new Warrant Certificate representing the remaining Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided that the Company shall not be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Section 2.6 Registration of Warrant Shares. The Company shall use its reasonable best efforts to make such filings and obtain such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants, including without limitation registering under the Securities Act of 1933, as amended (the "Securities Act") the issuance of the Warrant Shares upon exercise of the Warrants and the Preferred Stock Rights and maintaining the effectiveness of the registration statement filed for such purpose.

     Section 2.7 No Impairment. The Company will not, by amendment of its charter or through reorganization consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against impairment.


                                  ARTICLE III
                       ADJUSTMENTS AND NOTICE PROVISIONS

     Section 3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

       (a) In the event that the Company shall (i) declare a dividend payable in or make a distribution on the outstanding Common Stock of additional shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a fewer number of shares of Common Stock, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be, shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for the purpose of calculating the number of outstanding shares of Common Stock under Sections 3.l(b), 3.l(c) and 3.2(a) hereof. Such adjustment shall be made successively whenever any event specified above shall occur.

       (b) In the event that the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period which, by


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its express terms, expires within forty-five (45) days after such record date)
to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined below) of a share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of shares of Common Stock which the aggregate subscription or purchase price for the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights, options, warrants or convertible or exchangeable securities would purchase at the Fair Market Value (as defined below) per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issuable pursuant to such rights, options, warrants or convertible or exchangeable securities offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable in the first place.

       (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class of its capital stock other than Common Stock, or (ii) of evidences of its indebtedness, or (iii) of assets (excluding cash dividends or distributions and dividends or distributions referred to in Section 3.1(a)), or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants convertible or exchangeable securities referred to
Section 3.1(b)), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share of Common Stock on such record date, less the aggregate Fair Market Value of said other shares of capital stock or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; provided, however, that in no event shall the Exercise Price be less than zero. In the event that such distribution is not so made, or that such distribution, by its express terms, is intended to be made, and is in fact made, with respect to any Warrant Shares issued after the record date for such distribution upon exercise of Warrants, the Exercise Price then in effect shall be readjusted to (or remain as) the Exercise Price which would then be in effect if such record date had not been fixed.

     (d) As used herein:

          (i) the term "Fair Market Value" means:

              (x) with respect to the Common Stock, on a per share basis, the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the five (5) consecutive Trading Days (as hereinafter defined) ending on the Trading Day immediately preceding a Computation Date (the "Fair Market Value Measurement Period"), or, if the Closing Price of the Common Stock cannot be determined pursuant to Section 2.3(b)(iv), the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and

              (y) with respect to any other securities or property, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made;

          (ii) the term "Computation Date" means any date on which a calculation of the Fair Market Value of the Common Stock is contemplated by this Agreement;

          (iv) the term "Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way on the principal U.S. national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such


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          national securities exchange is not the principal market for the
          Common Stock, the last sale price as reported on The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and reasonably selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. reasonably selected by the Company; and

          (v) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on Nasdaq, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

       (e) In the event that there shall have occurred prior to the Computation Date any event described in Section 3.l(a), 3.l(b) or 3.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") within the Fair Market Value Measurement Period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which shall be the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Fair Market Value per share may be minimized.

     Section 3.2 No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of Section 3.1(a), 3.1(b) or 3.1(c) hereof need be made unless such adjustment would amount to a change of at least 1.0% in such Exercise Price, provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section
3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

     Section 3.3 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 3.l(a), 3.1(b) or 3.1(c), each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     Section 3.4 Reorganizations. In the event of any capital reorganization, other than in the cases referred to in Section 3.1, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock or the conversion of such outstanding Common Stock into shares of other capital stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In the event of any Reorganization, appropriate adjustment, as determined in good faith by the Company's Board of Directors, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of


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Common Stock outstanding at the effective time thereof, then such issuer, shall assume the obligation to deliver to the Holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     Section 3.5 Notice of Certain Actions. In the event the Company shall (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights, options, warrants or other convertible or exchangeable securities, (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock or the conversion of such outstanding Common Stock into shares of other capital stock or other securities or property), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, or (d) take any other action specified in Sections 3.1(a), 3.1(b) or 3.1(c); then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least twenty (20) days prior to the record date for such action, or if no record is taken for such action, twenty (20) days before such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed.

     Section 3.6 Certificate of Adjustments. The Company shall perform any computations and determine any adjustments required to be made under this
Article III (the "Adjustments") and as promptly as practicable after determining any Adjustment, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company setting forth such Adjustment and mail such certificate to each Holder (an "Adjustment Notice") within five (5) business days after the event resulting in adjustment. The Adjustment Notice shall include in reasonable detail (a) the events precipitating the Adjustment,
(b) the computations relating to such Adjustment, and (c) the Exercise Price and the securities or other property purchasable upon exercise of each Warrant after giving effect to such Adjustment. In the event that the Holders of Warrants entitling such Holders to purchase 20% of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the "Required Interest") shall disagree with any Adjustment, the Holders of the Required Interest shall give notice thereof (the "Dispute Notice") to the Company within fifteen (15) days after the Adjustment Notice. Upon receipt of the Dispute Notice, the Company shall promptly engage a third party independent public accounting firm acceptable to the Required Interest to make an independent determination of such disputed Adjustment (the "Independent Adjustment"). The Independent Adjustment shall be final and binding on the Company and all Holders.

     Section 3.7 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrants.

     Section 3.8 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares. If more than one Warrant is exercised at one time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Warrant Shares purchasable upon exercise of such Warrants. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay an amount in cash to the Holder of the Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise of such Warrants, multiplied by such fraction. All calculations under this Section 3.8 shall be made to the nearest hundredth of a share.

     Section 3.9 Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for stock dividend payable in shares of Common Stock (a "Liquidating


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Dividend"), then the Company will pay or distribute to the Holders of the
Warrants, upon the exercise thereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Holders if they had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.


                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1 Changes to Agreement. The Company, when authorized by its Board of Directors, with the written consent of Holders of at least a majority of the outstanding Warrants may amend or supplement this Agreement, except that no amendment which increases the Exercise Price or reduces the number of Warrant Shares shall be enforceable against a Holder who has not consented in writing to such amendment.

     Section 4.2 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section 4.3 Successor to Company. In the event that the Company merges or consolidates with or into any other corporation or sells or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation or other entity, the Company shall use its best efforts to have such successor corporation or other entity to assume in writing each and every covenant and condition of this Agreement to be performed and observed by the Company, and such successor corporation or other entity shall be deemed, upon the closing of such merger, consolidation, transfer or sale, to have so assumed such liabilities whether or not such assumption is made in writing.

     Section 4.4 Notices. Any notice or demand required by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

       T Cell Sciences, Inc.
       119 Fourth Avenue
       Needham, Massachusetts 02494
       Attention: Chief Financial Officer
       Telephone: (781) 433-0771
       Facsimile: (781) 433-0262

     With a copy to:

       Goodwin, Procter & Hoar LLP
       Exchange Place
       Boston, Massachusetts 02109
       Attention: Stuart M. Cable, Esq.
       Telephone: (617) 570-1322
       Facsimile: (617) 523-1231

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed to such Holder and sent to the address of such Holder on the Company's warrant register.

     Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such Holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 4.5 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 3.1 or 3.2 hereof.

     Section 4.6 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

     Section 4.7 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors and the Holders.

     Section 4.8 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 4.10 Availability of the Agreement. The Company shall keep copies of this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 4.5.

     Section 4.11 Entire Agreement. This Agreement, including the Exhibits referred to herein and the other agreements and writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                  [Remainder of page intentionally left blank]

                                   EXHIBIT A

               FORM OF COMMON STOCK PURCHASE WARRANT CERTIFICATE

THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, THE COMMON STOCK PURCHASE WARRANT PROVISIONS (THE "WARRANT PROVISIONS"), A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

No. _______________________

                        Certificate for        Warrants


                       NOT EXERCISABLE AFTER 5:00 P.M.,
    NEW YORK CITY TIME, ON       , 2003 [FIFTH ANNIVERSARY OF CLOSING DATE]


                             T CELL SCIENCES, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that         , a          , or its registered assigns is
the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and non-assessable share of the common stock, par value $.001 per share (the "Common Stock"), of T Cell Sciences, Inc., a corporation organized under the laws of Delaware (the "Company"), at the Exercise Price (as defined in and determined from time to time in accordance with the Warrant Provisions), by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"). Payment of the Exercise Price shall be made as set forth in the Warrant Provisions. No Warrant may be exercised after 5:00
P.M., New York City time, on        , 2003 [Fifth Anniversary of Closing Date]
(the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Provisions hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Provisions hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrant Shares will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants to purchase the shares of Common Stock evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrant Shares, upon surrender of this Warrant Certificate at the principal office of the Company.

     Upon certain events provided for in Section 3.1 and 3.3 of the Warrant Provisions, the Exercise Price and/or the number of Warrant Shares is required to be adjusted.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Provisions. No Warrant Certificate representing any fractional Warrant Shares will be issued.

     This Warrant Certificate is issued under and in accordance with the Warrant Provisions and is subject to the terms and conditions contained in the Warrant Provisions. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Provisions.

     Except as provided in Section 3.9 of the Warrant Provisions, this Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.

                                            T CELL SCIENCES, INC.




                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

[Seal]                                      Attest:



                                            By:
                                                --------------------------------
                                                Name:
                                                Title: Secretary

                             [Form of Assignment]

     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase the Common Stock set forth below:



 Name of Assignee     Address     No. of Warrants
------------------   ---------   ----------------




and does hereby irrevocably constitute and appoint           true and lawful
Attorney, to make such transfer on the books of T Cell Sciences, Inc., maintained for that purpose, with full power of substitution in the premises.


Dated:        ,

                                          Signature


                                          -------------------------------------

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)

                        [Form of Election To Purchase]

     The undersigned hereby irrevocably elects to exercise        of the
Warrants represented by this Warrant Certificate and to purchase the Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:


ISSUE TO: ______________________________________________________________________
                                    (NAME)


________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


________________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)


DELIVER TO: ____________________________________________________________________
                                    (NAME)


at _____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


     If the number of Warrants to purchase the Common Stock hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of such full Warrants not exercised be issued and delivered as follows:


ISSUE TO: ______________________________________________________________________
                                    (NAME)


________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


________________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)


DELIVER TO: ____________________________________________________________________
                                    (NAME)


at _____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


Date:        ,
                                            ____________________________________
                                            Signature


                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Warrant Certificate.)


PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER OF HOLDER: ____________________